Exhibit 3.129

ARTICLES OF INCORPORATION

OF

REM-WOODVALE WAIVER, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be REM-Woodvale Waiver, Inc.

ARTICLE II

The location and address of this corporation’s registered office in this state shall be 6921 York Ave. S., Edina, MN 55435.

ARTICLE III

The total authorized number of shares of this corporation is One Million (1,000,000) shares all of which shall be shares of common stock of the par value of one cent ($.01) per share.

ARTICLE IV

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VI

The name and address of the incorporator of this corporation is:

Nancy G. Barber Walden

3400 City Center

Thirty Three South Sixth St.

Minneapolis, MN 55402

ARTICLE VII

The Board of Directors of this corporation shall consist of 3 director(s) or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or; (iv) liability for any transaction from which the director derived an improper personal benefit. If Chapter 302A, the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

IN WITNESS WHEREOF, the undersigned has set his hand this 5 day of August, 1994.

/s/ Nancy G. Barber Walden
Incorporator

STATE OF MINNESOTA	)
) ss.
COUNTY OF Hennepin	)

The foregoing instrument was acknowledged before me this 5 day of August, 1994, by Nancy G. Barber Walden.

/s/ Sheryl L. Skogrand

Notary Public, Dakota County, MN
My Commission Expires: 8-17-98

ARTICLES OF MERGER

OF

REM-WOODVALE, INC.

WITH AND INTO

REM-WOODVALE WAIVER, INC.

(to be known as REM WOODVALE, INC., after the merger)

Pursuant to the provisions of the Minnesota Business Corporation Act, the following Articles of Merger are executed on the date hereinafter set forth:

First: REM-Woodvale Waiver, Inc. and REM-Woodvale, Inc., are each business corporations organized and existing under the laws of the State of Minnesota and are subject to the provisions of the Minnesota Business Corporation Law.

Second: REM-Woodvale Waiver, Inc., has issued and outstanding one hundred (100) shares of common stock. REM-Woodvale, Inc., has issued and outstanding one hundred (100) shares of common stock.

Third: Annexed hereto as Exhibit A is a copy of the Agreement and Plan of Merger adopted by the boards of directors and shareholders of REM-Woodvale Waiver, Inc. and REM Woodvale, Inc., in compliance with Minnesota Statutes Section 302A.613.

Fourth: The effective date of the Merger provided for in the Agreement and Plan of Merger shall be January 1, 2000, at 12:01 a.m.

Executed at Minneapolis, Minnesota, on December 22, 1999.

REM-WOODVALE WAIVER, INC.

By

/s/ Thomas E. Miller

Thomas E. Miller
Its President

REM-WOODVALE, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

FOR THE MERGER

OF

REM-WOODVALE, INC.

WITH AND INTO

REM-WOODVALE WAIVER, INC.

AGREEMENT AND PLAN OF MERGER, (the “Plan”), dated December 16, 1999, for the merger of REM-Woodvale, Inc., a Minnesota corporation (“REM-Woodvale”) (hereinafter referred to as the “Merged Corporation”), with and into REM-Woodvale Waiver, Inc., a Minnesota corporation (which by reason of the merger will become REM Woodvale, Inc., a Minnesota corporation) (the “Surviving Corporation”). (The Merged and Surviving Corporations may be collectively referred to as “Constituent Corporations”).

RECITALS

WHEREAS, the Constituent Corporations are corporations duly organized and existing under the laws of the State of Minnesota; and

WHEREAS, The Constituent Corporations desire to merge, subject to the conditions set forth herein.

NOW, THEREFORE, subject to the conditions set forth herein, the Constituent Corporations shall be merged into a single corporation, REM-Woodvale Waiver, Inc., a Minnesota corporation and one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger. The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date of the Merger shall be January 1, 2000, at 12:01 a.m. Upon the Effective Date of the Merger, the separate existence of the Merged Corporation shall cease and the Merged Corporation shall be merged into the Surviving Corporation.

ARTICLE II

Articles of Incorporation;
Authorized Shares

As a consequence of the Merger, the Articles of Incorporation of the Surviving Corporation, shall be amended and restated in their entirety to read as annexed hereto as Schedule A, which shall be the Articles of Incorporation of the Surviving Corporation subsequent to the Merger until otherwise amended or repealed.

ARTICLE III

Bylaws; Registered Office

As a consequence of the Merger, the Bylaws of the Surviving Corporation, as amended to date, shall be the Bylaws of the Surviving Corporation after the Merger. The registered office of the Surviving Corporation as of the Effective Date of the Merger shall be the registered office of the Surviving Corporation after the Merger, to-wit: 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE IV

Directors and Officers

The directors and officers of the Surviving Corporation in office immediately prior to the Effective Date shall remain the directors and officers of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified. The directors and officers of the Merged Corporation holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE V

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as set forth in Schedule B annexed hereto.

ARTICLE VI

Effect of the Merger

At the Effective Date of the Merger, the Surviving Corporation shall succeed to, without other transfer, act or deed of any person, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises, both of a public and private nature, of the Constituent

Corporations, and all property, real, personal, and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Effective Date of the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and shall be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE VII

Accounting Matters

The assets and liabilities of the Constituent Corporations as of the Effective Date of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used. Accounting procedures and depreciation schedules and procedures of any Constituent Corporation may be converted to those procedures and schedules selected by the Surviving Corporation.

ARTICLE VIII

Filing of Plan of Merger

After the Plan of Merger has been adopted and approved by the Boards of Directors and shareholders of the Constituent Corporations in accordance with Section 302A.613 of the Minnesota Business Corporation Act, Articles of Merger shall be executed and delivered to the Secretary of State of the State of Minnesota for filing as provided by the Minnesota Business Corporation Act. The Constituent Corporations shall also cause to be performed all necessary acts within the State of Minnesota and elsewhere to effectuate the Merger.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

REM-WOODVALE WAIVER, INC.
a Minnesota corporation
(the Surviving Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By

/s/ Craig R. Miller

Craig R. Miller
Its Secretary

REM-WOODVALE, INC.
a Minnesota corporation
(the Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By

/s/ Craig R. Miller

Craig R. Miller
Its Secretary

SCHEDULE A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REM WOODVALE, INC.

(formerly known as REM-WOODVALE WAIVER, INC.)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REM WOODVALE, INC.

ARTICLE I

Name

The name of this corporation shall be REM Woodvale, Inc.

ARTICLE II

Registered Office

The location and post office address of this corporation’s registered office in this state shall be 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE III

Authorized Capital

The total authorized number of shares of this corporation is Two Hundred Thousand (200,000) shares, all of which shall be shares of common stock of the par value of one cent ($0.01) per share. All shares of stock shall be equal in every respect. At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his or her name and entitled to vote at such meetings. Each outstanding fractional share shall have the rights provided in these Articles of Incorporation, the Bylaws of this corporation, and the laws of the State of Minnesota to which a full share of such stock is entitled, but in proportion which such fractional share bears to a full share of such stock.

ARTICLE IV

Cumulative Voting Prohibition

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Preemptive Rights Prohibition

Shareholders shall have no rights, preemptive or otherwise, under Minnesota Statutes Section 302A.413 (or similar provisions of future law) to acquire or purchase any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation, before the corporation may offer them to other persons.

ARTICLE VI

Limitation of Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Minnesota Statutes Section 302A.559 or on the sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; or (iv) liability for any transaction from which the director derived an improper personal benefit. If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Minnesota Statutes Chapter 302A, as amended. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VII

Director Action by Written Consent

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need to be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors are present.

SCHEDULE B

Conversion of Shares in the Merger

1.                                       Stock of Surviving Corporation. At the Effective Date of the Merger, subject to Section 3 below, all shares of common stock of the Surviving Corporation issued and outstanding immediately prior to be converted and exchanged for              shares of the common stock of the Surviving Corporation, par value $.01 per share.

2.                                       Stock of Merged Corporation. At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Woodvale issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for            shares of the common stock of the Surviving Corporation, par value $.01 per share.

3.                                       Fractional Shares. Notwithstanding the provisions of Sections 1 and 2 above, the aggregate number of shares of the common stock of the Surviving Corporation issuable to a shareholder by reason of Sections 1 and 2 shall be reduced to the nearest whole number of shares, with no fractional shares being issued, and, in lieu of such fractional shares, the Surviving Corporation shall pay cash to such shareholder at a rate of $             per share.

SCHEDULE B

Conversion of Shares in the Merger

1.                                       Stock of Surviving Corporation. At the Effective Date of the Merger, all shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 15.000 shares of the common stock of the Surviving Corporation, par value $.01 per share.

2.                                       Stock of Merged Corporation. At the Effective Date of the Merger, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Woodvale issued and outstanding immediately prior to the Effective Date of the Merger shall be cancelled.